UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/09/2007

American Technology Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15378 Avenue of Science, Ste 100,
San Diego, California 92128
(Address of principal executive offices, including zip code)

(858) 676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2007, our stockholders, upon the recommendation of our Board of Directors, approved revisions to our 2005 Equity Incentive Plan, which we refer to as the 2005 Plan, that (a) increase the maximum number of shares of our common stock reserved for issuance under the 2005 Plan to 5,062,501 shares, including the original maximum plus reserve of 3,312,501 shares, plus 1,750,000 new shares, and (b) increases the maximum number of shares that may be subject to options granted to one award recipient within any calendar year under the 2005 Plan to 1,000,000 shares. The 2005 Plan is a broad-based incentive plan that provides for the award of stock options, stock awards, stock appreciation rights, and performance-based cash and stock awards to present or future employees, directors, and consultants. The 2005 Plan is administered by the Compensation Committee of our Board of Directors.
The above summary of the 2005 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2005 Plan, which is filed as Exhibit 10.1, and incorporated by reference herein.
On May 9, 2007, the Compensation Committee of our Board of Directors approved stock option grants to each of Thomas R. Brown and Elwood G. Norris to purchase 500,000 shares of our common stock. The stock option grants were made under and are subject to the terms of the 2005 Plan. The options granted to Mr. Brown have an exercise price equal to fair market value under the 2005 Plan on the date of grant and the options granted to Mr. Norris have an exercise price equal to 110% of fair market value under the 2005 Plan on the date of grant. One-third of the options were vested and exercisable on the grant date and the remainder vest in eight equal quarterly installments over the two years following the grant date. The options expire on the fifth anniversary of the grant date.

Item 8.01.    Other Events

On May 9, 2007, our stockholders approved each of the following proposals as described in our Definitive Proxy Statement filed with the Securities and Exchange Commission on March 30, 2007:
        1.        Elected Elwood G. Norris, Thomas R. Brown, Daniel Hunter, Raymond C. Smith and Laura M. Clague as directors to serve until the next annual meeting of stockholders and until his or her successor is elected and has qualified.
        2.        Ratified the selection of Swenson Advisors, LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2007.
        3.        Approved amendments to the American Technology Corporation 2005 Equity Incentive Plan to increase the plan reserve by 1,750,000 new shares and to increase the limit of the number of shares that may be granted to one award recipient within any calendar year under the 2005 Equity Incentive Plan to 1,000,000, which limit applies to initial service and to continuing service.
        4.        Approved certain terms of our August 2006 financing wherein we sold 4,870,512 shares of our common stock at a purchase price of $1.95 and issued a warrant to each investor containing a provision which provided for the adjustment of the exercise price of the warrant under specified circumstances.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits
10.1        American Technology Corporation 2005 Equity Incentive Plan (as Amended March 15, 2007).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Technology Corporation

Date: May 14, 2007	By:	/s/ Thomas R. Brown
Thomas R. Brown
Chief Executive Officer, President and Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	American Technology Corporation 2005 Equity Incentive Plan (as Amended March 15, 2007)